Exhibit 99.1

News Release
For Immediate Release

SALLIE MAE REPORTS FOURTH-QUARTER AND FULL-YEAR 2022 FINANCIAL RESULTS

Fourth-Quarter GAAP Net Loss Attributable to Common Stock of $81 Million, $0.33 Loss Per Share; Full-Year 2022 GAAP Net Income Attributable to Common Stock of $460 Million, $1.76 Per Diluted Share
Impacting Earnings Per Share for the Fourth-Quarter and Full-Year 2022 Were the Fourth-Quarter Provision for Credit Losses of $297 Million and the Write Down of $60 Million of the Value of an Investment in Non-Marketable Equity Securities
Repurchased 40 Million Shares of Common Stock in Full-Year 2022;
14% Reduction in Total Common Stock Outstanding Since January 1, 2022

Full-Year Net Interest Margin of 5.31%, Up 10% From Year-Ago Period

Full-Year 2022 Private Education Loan Originations of $6.0 Billion,
Up 10% From Year-Ago Period

NEWARK, Del., Feb. 1, 2023 - Sallie Mae (Nasdaq: SLM), formally SLM Corporation, today released fourth-quarter and full-year 2022 financial results. Highlights of those results are included in the attached supplement. Complete financial results are available at www.SallieMae.com/investors.

Sallie Mae will host an earnings conference call tomorrow, Feb. 2, 2023, at 8 a.m. ET. Executives will be on hand to discuss various highlights of the quarter and to answer questions related to Sallie Mae’s performance. A live audio webcast of the conference call and presentation slides may be accessed at www.SallieMae.com/investors and the hosting website at: https://edge.media-server.com/mmc/p/hsm8g7qs.

Participants may also register for the earnings conference call at: https://register.vevent.com/register/BIca989e7e50294634aadee18aa7b44a65. Once registration is completed, participants will be provided a dial-in number with a personalized conference code to access the call. Please dial in 15 minutes prior to the start time.

A replay of the webcast will be available via the company’s investor website approximately two hours after the call’s conclusion.

Sallie Mae (Nasdaq: SLM) believes education and life-long learning, in all forms, help people achieve great things. As the leader in private student lending, we provide financing and know-how to support access to college and offer products and resources to help customers make new goals and experiences, beyond college, happen. Learn more at SallieMae.com. Commonly known as Sallie Mae, SLM Corporation and its subsidiaries are not sponsored by or agencies of the United States of America.
Contacts:
Media
Rick Castellano, 302-451-2541, rick.castellano@SallieMae.com

Investors
Melissa Bronaugh, 571-526-2455, melissa.bronaugh@SallieMae.com

Sallie Mae Reports Fourth-Quarter and Full-Year 2022 Financial Results

Fourth-Quarter GAAP Net Loss Attributable to Common Stock of $81 Million, $0.33 Loss Per Share; Full-Year 2022 GAAP Net Income Attributable to Common Stock of $460 Million,
$1.76 Per Diluted Share
Impacting Earnings Per Share for the Fourth-Quarter and Full-Year 2022 Were the Fourth-Quarter Provision for Credit Losses of $297 Million and the Write Down of $60 Million of the Value of an Investment in Non-Marketable Equity Securities
Repurchased 40 Million Shares of Common Stock in Full-Year 2022;
14% Reduction in Total Common Stock Outstanding Since January 1, 2022

Full-Year Net Interest Margin of 5.31%, Up 10% From Year-Ago Period

Full-Year 2022 Private Education Loan Originations of $6.0 Billion,
Up 10% From Year-Ago Period

“We executed on our strategic priorities and core business in 2022 – growing originations, expanding net interest margin, returning a significant amount of capital to shareholders, and rigorously managing expenses in an uncertain macroeconomic environment. While credit performance remains a focus, the overall strength of our franchise and investments in our processes, programs, and people should position us to deliver continued shareholder value and long-term success.”

Jonathan Witter, CEO, Sallie Mae

Fourth-Quarter 2022 Highlights vs. Fourth-Quarter 2021 Highlights

Core Business Strategy Results:
•GAAP net loss of $77 million, down 125%.
•Net interest income of $381 million, up 4%.
•Private education loan originations of $819 million, up 11%.
•Average private education loans outstanding of $20.3 billion, down 5%.
•Average yield on the private education loan portfolio was 10.12%, up 181 basis points.
•Private education loan provisions for credit losses, including amounts for unfunded commitments, was $297 million, compared with a negative provision of $16 million.
•Private education loans held-for-investment in forbearance were 1.8% of private education loans held-for-investment in repayment and forbearance, down from 1.9%.
•Private education loans held-for-investment delinquencies as a percentage of private education loans held-for-investment in repayment were 3.8%, up from 3.3%.
•Total operating expenses of $138 million, up from $125 million.

Progress on our Balance Sheet and Capital Allocation:
•Repurchased 10 million shares of common stock under share repurchase programs in the fourth quarter of 2022, compared with 14 million shares of common stock repurchased in the year-ago period.
•Paid fourth-quarter common stock dividend of $0.11 per share, unchanged from the fourth quarter of 2021.

Investor Contact: Melissa Bronaugh, 571-526-2455 melissa.bronaugh@SallieMae.com	Media Contact: Rick Castellano, 302-451-2541 rick.castellano@SallieMae.com

The following are significant items or events that occurred in the fourth quarter of 2022:

Provisions for Credit Losses
    Provision for credit losses in the fourth quarter of 2022 was $297 million, compared with a negative provision of $15 million in the year-ago quarter. The net increase in the provision for credit losses was driven by a number of factors, including new loan commitments, slower prepayment speeds, model changes, environmental factors, expectation of higher future losses related to the previously announced credit administration practices changes, and previously disclosed staffing and operational issues. The company expects the foregoing issues to persist in 2023 and to a lesser extent in 2024.

Progress on Balance Sheet and Capital Allocation
    Share Repurchases

In the fourth quarter of 2022, the company repurchased 10 million shares of its common stock at a total cost of $155 million, or an average purchase price of $16.25 per share, under a Rule 10b5-1 trading plan authorized under its share repurchase programs.

From Jan. 1, 2020 through Dec. 31, 2022, the company repurchased 187 million shares of common stock under its repurchase programs, which represents a 44% reduction in the total number of shares outstanding on Jan. 1, 2020. The full-year 2022 repurchases were 40 million shares at an average purchase price of $17.58 per share, which is a 14% decrease in shares outstanding since the beginning of 2022. There was $581 million of capacity remaining under the 2022 Share Repurchase Program at Dec. 31, 2022.

Impairment of Non-Marketable Equity Securities
    Loss on non-marketable equity securities

During the fourth quarter of 2022, the company determined that an investment in non-marketable equity securities was impaired. As such, the company wrote down the value based upon an estimate of the value of these securities and recorded a loss of $60 million in the fourth quarter of 2022.

The following provides guidance on the company’s performance in 2023.

Guidance*
   For 2023, the company expects the following:
•Full-year diluted Non-GAAP “Core Earnings” per common share of $2.50 - $2.70.**
•Full-year Private Education Loan originations year-over-year growth of 5% - 6%.
•Full-year total loan portfolio net charge-offs of $345 million - $385 million.
•Full-year non-interest expenses of $610 million - $620 million.

* See page 5 for a cautionary note regarding forward-looking statements.
** See Non-GAAP “Core Earnings” to GAAP Reconciliation on page 9 for a description of non-GAAP “Core Earnings”. GAAP net income attributable to SLM Corporation common stock is the most directly comparable GAAP measure. However, this GAAP measure is not accessible on a forward-looking basis because the company is unable to estimate the net impact of derivative accounting and the associated net tax expense (benefit) for future periods.

Quarterly and Full-Year Financial Highlights

	Q4 2022	Q3 2022	Q4 2021	2022	2021
Income Statement ($ millions)
Total interest income	$584	$520	$458	$2,032	$1,777
Total interest expense	202	150	91	543	382
Net interest income	381	370	367	1,489	1,395
Less: provisions for credit losses	297	208	(15)	633	(33)
Total non-interest income (loss)	(41)	95	153	335	632
Total non-interest expenses	140	152	125	559	520
Income tax expense (benefit)	(19)	30	104	162	380
Net income (loss)	(77)	75	306	469	1,161
Preferred stock dividends	3	2	1	9	5
Net income (loss) attributable to common stock	(81)	73	305	460	1,156
Non-GAAP “Core Earnings” adjustments to GAAP(1)	—	—	1	—	18
Non-GAAP “Core Earnings” net income (loss) attributable to common stock(1)	(81)	73	306	460	1,173

Ending Balances ($ millions)
Private Education Loans held for investment, net	$19,020	$18,981	$19,625	$19,020	$19,625
FFELP Loans held for investment, net	607	641	693	607	693
Credit Cards held for investment, net	—	—	23	—	23
Deposits	21,448	21,277	20,828	21,448	20,828
-Brokered	9,877	10,232	10,123	9,877	10,123
-Retail and other	11,571	11,045	10,705	11,571	10,705

Key Performance Metrics
Net interest margin	5.37%	5.27%	5.13%	5.31%	4.81%
Yield - Total interest-earning assets	8.21%	7.42%	6.40%	7.24%	6.13%
Private Education Loans	10.12%	9.43%	8.31%	9.14%	8.25%
Credit Cards	7.54%	4.77%	4.12%	5.10%	4.67%
Cost of Funds	3.00%	2.27%	1.36%	2.05%	1.42%
Return on Assets (“ROA”)(2)	(1.1)%	1.0%	4.2%	1.6%	3.9%
Non-GAAP “Core Earnings” ROA(3)	(1.1)%	1.0%	4.2%	1.6%	4.0%
Return on Common Equity (“ROCE”)(4)	(18.8)%	16.7%	62.3%	25.4%	53.9%
Non-GAAP “Core Earnings” ROCE(5)	(18.8)%	16.7%	62.6%	25.4%	54.7%

Per Common Share
GAAP diluted earnings (loss) per common share	$(0.33)	$0.29	$1.04	$1.76	$3.61
Non-GAAP “Core Earnings” diluted earnings (loss) per common share(1)	$(0.33)	$0.29	$1.05	$1.76	$3.67
Average common and common equivalent shares outstanding (millions)	245	254	293	262	320

Footnotes:

(1) Sallie Mae provides non-GAAP “Core Earnings” because it is one of several measures management uses to evaluate management performance and allocate corporate resources. The difference between non-GAAP “Core Earnings” and GAAP net income is driven by mark-to-fair value unrealized gains and losses on derivative contracts recognized in GAAP, but not in non-GAAP “Core Earnings” results. See the Non-GAAP “Core Earnings” to GAAP Reconciliation in this press release for a full reconciliation of GAAP and non-GAAP “Core Earnings.” Non-GAAP “Core Earnings” exclude periodic unrealized gains and losses caused by the mark-to-fair value valuations on derivatives that do not qualify for hedge accounting treatment under GAAP, but include current period accruals on the derivative instruments. Under GAAP, for our derivatives held to maturity, the cumulative net unrealized gain or loss over the life of the contract will be equal to $0. Management believes the company’s derivatives are effective economic hedges, and, as such, they are a critical element of the company’s interest rate risk management strategy. Our non-GAAP “Core Earnings” are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies.

(2) We calculate and report our Return on Assets (“ROA”) as the ratio of (a) GAAP net income (loss) numerator (annualized) to (b) the GAAP total average assets denominator.

(3) We calculate and report our non-GAAP “Core Earnings” Return on Assets (“Non-GAAP Core Earnings ROA”) as the ratio of (a) non-GAAP “Core Earnings” net income (loss) numerator (annualized) to (b) the GAAP total average assets denominator.

(4) We calculate and report our Return on Common Equity (“ROCE”) as the ratio of (a) GAAP net income (loss) attributable to common stock numerator (annualized) to (b) the net denominator, which consists of GAAP total average equity less total average preferred stock.

(5) We calculate and report our non-GAAP “Core Earnings” Return on Common Equity (“Non-GAAP Core Earnings ROCE”) as the ratio of (a) non-GAAP “Core Earnings” net income (loss) attributable to common stock numerator (annualized) to (b) the net denominator, which consists of GAAP total average equity less total average preferred stock.

***

This press release contains “forward-looking statements” and information based on management’s current expectations as of the date of this release. Statements that are not historical facts, including statements about our beliefs, opinions, or expectations and statements that assume or are dependent upon future events, are forward-looking statements. This includes, but is not limited to: statements regarding future developments surrounding COVID-19 or any other pandemic, including, without limitation, statements regarding the potential impact of COVID-19 or any other pandemic on the company’s business, results of operations, financial condition, and/or cash flows; the company’s expectation and ability to pay a quarterly cash dividend on its common stock in the future, subject to the determination by the company’s Board of Directors, and based on an evaluation of the company’s earnings, financial condition and requirements, business conditions, capital allocation determinations, and other factors, risks, and uncertainties; the company’s 2023 guidance; the company’s three-year horizon outlook; the company’s expectation and ability to execute loan sales and share repurchases; the company’s projections regarding originations, net charge-offs, non-interest expenses, earnings, balance sheet position, and other metrics; any estimates related to accounting standard changes; and any estimates related to the impact of credit administration practices changes, including the results of simulations or other behavioral observations. Forward-looking statements are subject to risks, uncertainties, assumptions, and other factors that may cause actual results to be materially different from those reflected in such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in Item 1A. “Risk Factors” and elsewhere in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2021 (filed with the Securities and Exchange Commission (“SEC”) on Feb. 24, 2022) and subsequent filings with the SEC; the societal, business, and legislative/regulatory impact of pandemics and other public heath crises; increases in financing costs; limits on liquidity; increases in costs associated with compliance with laws and regulations; failure to comply with consumer protection, banking and other laws; changes in accounting standards and the impact of related changes in significant accounting estimates, including any regarding the measurement of our allowance for credit losses and the related provision expense; any adverse outcomes in any significant litigation to which the company is a party; credit risk associated with the company’s exposure to third parties, including counterparties to the company’s derivative transactions; and changes in the terms of education loans and the educational credit marketplace (including changes resulting from new laws and the implementation of existing laws). We could also be affected by, among other things: changes in our funding costs and availability; reductions to our credit ratings; cybersecurity incidents, cyberattacks, and other failures or breaches of our operating systems or infrastructure, including those of third-party vendors; damage to our reputation; risks associated with restructuring initiatives, including failures to successfully implement cost-cutting programs and the adverse effects of such initiatives on our business; changes in the demand for educational financing or in financing preferences of lenders, educational institutions, students, and their families; changes in law and regulations with respect to the student lending business and financial institutions generally; changes in banking rules and regulations, including increased capital requirements; increased competition from banks and other consumer lenders; the creditworthiness of our customers; changes in the general interest rate environment, including the rate relationships among relevant money-market instruments and those of our earning assets versus our funding arrangements; rates of prepayments on the loans that we own; changes in general economic conditions and our ability to successfully effectuate any acquisitions; and other strategic initiatives. The preparation of our consolidated financial statements also requires us to make certain estimates and assumptions, including estimates and assumptions about future events. These estimates or assumptions may prove to be incorrect. All forward-looking statements contained in this release are qualified by these cautionary statements and are made only as of the date of this release. We do not undertake any obligation to update or revise these forward-looking statements to conform such statements to actual results or changes in our expectations.

Information on COVID-19 Impact on Sallie Mae
The COVID-19 crisis is unprecedented and has had a significant impact on the economic environment globally and in the United States. There is a significant amount of uncertainty as to the length and breadth of the impact to the U.S. economy and, consequently, on the company. Please refer to Item 1A. “Risk Factors — Pandemic Risk” in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2021 (filed with the SEC on Feb. 24, 2022), for risks associated with COVID-19. Also, see above for a cautionary note regarding forward-looking statements.

SLM CORPORATION
CONSOLIDATED BALANCE SHEETS (Unaudited)
As of December 31, (dollars in thousands, except share and per share amounts)	2022	2021
Assets
Cash and cash equivalents	$4,616,117	$4,334,603
Investments:
Trading investments at fair value (cost of $47,554 and $29,049, respectively )	55,903	37,465
Available-for-sale investments at fair value (cost of $2,554,332 and $2,535,568, respectively)	2,342,089	2,517,956
Other investments	94,716	140,037
Total investments	2,492,708	2,695,458
Loans held for investment (net of allowance for losses of $1,357,075 and $1,165,335, respectively)	19,626,868	20,341,283
Loans held for sale	29,448	—
Restricted cash	156,719	210,741
Other interest-earning assets	11,162	9,655
Accrued interest receivable	1,202,059	1,205,667
Premises and equipment, net	140,728	150,516
Goodwill and acquired intangible assets, net	118,273	—
Income taxes receivable, net	380,058	239,578
Tax indemnification receivable	2,816	8,047
Other assets	34,073	26,351
Total assets	$28,811,029	$29,221,899

Liabilities
Deposits	$21,448,071	$20,828,124
Long-term borrowings	5,235,114	5,930,990
Other liabilities	400,874	313,074
Total liabilities	27,084,059	27,072,188
Commitments and contingencies
Equity
Preferred stock, par value $0.20 per share, 20 million shares authorized:
Series B: 2.5 million and 2.5 million shares issued, respectively, at stated value of $100 per share	251,070	251,070
Common stock, par value $0.20 per share, 1.125 billion shares authorized: 435.1 million and 432.0 million shares issued, respectively	87,025	86,403
Additional paid-in capital	1,109,072	1,074,384
Accumulated other comprehensive loss (net of tax benefit of $(30,160) and $(5,707), respectively)	(93,870)	(17,897)
Retained earnings	3,163,640	2,817,134
Total SLM Corporation stockholders’ equity before treasury stock	4,516,937	4,211,094
Less: Common stock held in treasury at cost: 194.4 million and 153.1 million shares, respectively	(2,789,967)	(2,061,383)
Total equity	1,726,970	2,149,711
Total liabilities and equity	$28,811,029	$29,221,899

SLM CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
	Quarters Ended		Years Ended
	December 31,		December 31,
(Dollars in thousands, except per share amounts)	2022	2021	2022	2021
Interest income:
Loans	$527,143	$452,466	$1,914,554	$1,756,945
Investments	11,052	4,597	35,304	13,859
Cash and cash equivalents	45,405	1,378	81,722	6,040
Total interest income	583,600	458,441	2,031,580	1,776,844
Interest expense:
Deposits	153,441	49,887	368,914	225,370
Interest expense on short-term borrowings	3,054	4,585	11,956	18,945
Interest expense on long-term borrowings	45,674	36,619	161,929	137,763
Total interest expense	202,169	91,091	542,799	382,078
Net interest income	381,431	367,350	1,488,781	1,394,766
Less: provisions for credit losses	297,260	(15,309)	633,453	(32,957)
Net interest income after provisions for credit losses	84,171	382,659	855,328	1,427,723
Non-interest income (loss):
Gains on sales of loans, net	2,894	145,535	327,750	548,315
Gains (losses) on securities, net	(58,245)	666	(60,267)	39,096
Gains (losses) on derivatives and hedging activities, net	—	(17)	(5)	144
Other income	14,708	6,577	67,160	44,894
Total non-interest income (loss)	(40,643)	152,761	334,638	632,449
Non-interest expenses:
Operating expenses:
Compensation and benefits	67,359	57,895	270,354	258,321
FDIC assessment fees	9,438	5,734	20,939	23,368
Other operating expenses	60,965	61,866	260,169	236,964
Total operating expenses	137,762	125,495	551,462	518,653
Acquired intangible assets amortization expense	2,301	—	7,779	—
Restructuring expenses	—	—	—	1,255
Total non-interest expenses	140,063	125,495	559,241	519,908
Income (loss) before income tax expense (benefit)	(96,535)	409,925	630,725	1,540,264
Income tax expense (benefit)	(19,492)	103,660	161,711	379,751
Net income (loss)	(77,043)	306,265	469,014	1,160,513
Preferred stock dividends	3,466	1,177	9,029	4,736
Net income (loss) attributable to SLM Corporation common stock	$(80,509)	$305,088	$459,985	$1,155,777
Basic earnings (loss) per common share	$(0.33)	$1.06	$1.78	$3.67
Average common shares outstanding	244,615	287,828	258,439	314,993
Diluted earnings (loss) per common share	$(0.33)	$1.04	$1.76	$3.61
Average common and common equivalent shares outstanding	244,615	292,756	261,503	319,912
Declared dividends per common share	$0.11	$0.11	$0.44	$0.20

SLM CORPORATION CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (Unaudited)
	Quarters Ended		Years Ended
	December 31,		December 31,
(Dollars in thousands)	2022	2021	2022	2021
Net income (loss)	$(77,043)	$306,265	$469,014	$1,160,513
Other comprehensive income (loss):
Unrealized gains (losses) on investments	3,773	(16,350)	(194,157)	(26,606)
Unrealized gains (losses) on cash flow hedges	(4,517)	18,737	93,731	48,111
Total unrealized gains (losses)	(744)	2,387	(100,426)	21,505
Income tax (expense) benefit	351	(581)	24,453	(5,202)
Other comprehensive income (loss), net of tax (expense) benefit	(393)	1,806	(75,973)	16,303
Total comprehensive income (loss)	$(77,436)	$308,071	$393,041	$1,176,816

Non-GAAP “Core Earnings” to GAAP Reconciliation
The following table reflects adjustments associated with our derivative activities.

	Quarters Ended		Years Ended
	December 31,		December 31,
(Dollars in thousands, except per share amounts)	2022	2021	2022	2021
Non-GAAP “Core Earnings” adjustments to GAAP:
GAAP net income (loss)	$(77,043)	$306,265	$469,014	$1,160,513
Preferred stock dividends	3,466	1,177	9,029	4,736
GAAP net income (loss) attributable to SLM Corporation common stock	$(80,509)	$305,088	$459,985	$1,155,777

Adjustments:
Net impact of derivative accounting(1)	—	1,833	248	23,216
Net tax expense(2)	—	443	60	5,615
Total non-GAAP “Core Earnings” adjustments to GAAP	—	1,390	188	17,601
Non-GAAP “Core Earnings” (loss) attributable to SLM Corporation common stock	$(80,509)	$306,478	$460,173	$1,173,378

GAAP diluted earnings (loss) per common share	$(0.33)	$1.04	$1.76	$3.61
Derivative adjustments, net of tax	—	0.01	—	0.06
Non-GAAP “Core Earnings” diluted earnings (loss) per common share	$(0.33)	$1.05	$1.76	$3.67
(1) Derivative Accounting: Non-GAAP “Core Earnings” exclude periodic unrealized gains and losses caused by the mark-to-fair value valuations on derivatives that do not qualify for hedge accounting treatment under GAAP, but include current period accruals on the derivative instruments. Under GAAP, for our derivatives held to maturity, the cumulative net unrealized gain or loss over the life of the contract will equal $0.

(2) Non-GAAP “Core Earnings” tax rate is based on the effective tax rate at Sallie Mae Bank, where the derivative instruments are held.

The following table reflects our provisions for credit losses and total portfolio net charge-offs:

	Quarters Ended		Years Ended
	December 31,		December 31,
(Dollars in thousands)	2022	2021	2022	2021
Provisions for credit losses	$297,260	$(15,309)	$633,453	$(32,957)
Total portfolio net charge-offs	(117,293)	(61,181)	(389,502)	(200,762)

We evaluate management’s performance internally using a measure that starts with non-GAAP “Core Earnings” net income as disclosed above for a period, and further adjusting it by increasing it by the impact of GAAP provisions for credit losses and decreasing it by the total portfolio net charge-offs recorded in that period, net of the tax impact of these adjustments.

Average Balance Sheets
The following table reflects the rates earned on interest-earning assets and paid on interest-bearing liabilities and reflects our net interest margin on a consolidated basis.

	Quarters Ended December 31,				Years Ended December 31,
	2022		2021		2022		2021
(Dollars in thousands)	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Average Assets
Private Education Loans	$20,254,373	10.12%	$21,285,836	8.31%	$20,576,737	9.14%	$20,968,061	8.25%
FFELP Loans	628,187	6.03	701,953	3.46	662,194	4.62	718,186	3.43
Credit Cards	29,521	7.54	21,396	4.12	28,547	5.10	14,982	4.67
Taxable securities	2,380,810	1.84	2,540,127	0.72	2,509,215	1.41	2,142,025	0.65
Cash and other short-term investments	4,898,994	3.69	3,849,812	0.19	4,284,442	1.93	5,139,731	0.14
Total interest-earning assets	28,191,885	8.21%	28,399,124	6.40%	28,061,135	7.24%	28,982,985	6.13%
Non-interest-earning assets	629,678		578,335		605,447		636,691

Total assets	$28,821,563		$28,977,459		$28,666,582		$29,619,676

Average Liabilities and Equity
Brokered deposits	$10,044,571	2.75%	$10,223,973	1.26%	$9,871,787	1.95%	$11,015,170	1.35%
Retail and other deposits	11,293,695	3.10	10,559,488	0.64	11,109,675	1.65	10,540,170	0.70
Other interest-bearing liabilities(1)	5,420,742	3.24	5,850,024	2.83	5,517,489	3.03	5,390,098	2.94
Total interest-bearing liabilities	26,759,008	3.00%	26,633,485	1.36%	26,498,951	2.05%	26,945,438	1.42%
Non-interest-bearing liabilities	111,315		149,253		107,611		279,344
Equity	1,951,240		2,194,721		2,060,020		2,394,894
Total liabilities and equity	$28,821,563		$28,977,459		$28,666,582		$29,619,676

Net interest margin		5.37%		5.13%		5.31%		4.81%

(1)     Includes the average balance of our unsecured borrowings, as well as secured borrowings and amortization expense of transaction costs related to our term asset-backed securitizations and our Secured Borrowing Facility.

Earnings (Loss) per Common Share
Basic earnings (loss) per common share (“EPS”) are calculated using the weighted average number of shares of common stock outstanding during each period. A reconciliation of the numerators and denominators of the basic and diluted EPS calculations follows.

	Quarters Ended		Years Ended
	December 31,		December 31,
(In thousands, except per share data)	2022	2021	2022	2021
Numerator:
Net income (loss)	$(77,043)	$306,265	$469,014	$1,160,513
Preferred stock dividends	3,466	1,177	9,029	4,736
Net income (loss) attributable to SLM Corporation common stock	$(80,509)	$305,088	$459,985	$1,155,777
Denominator:
Weighted average shares used to compute basic EPS	244,615	287,828	258,439	314,993
Effect of dilutive securities:
Dilutive effect of stock options, restricted stock, restricted stock units, performance stock units and Employee Stock Purchase Plan (“ESPP”) (1)(2)	—	4,928	3,064	4,919
Weighted average shares used to compute diluted EPS	244,615	292,756	261,503	319,912

Basic earnings (loss) per common share	$(0.33)	$1.06	$1.78	$3.67

Diluted earnings (loss) per common share	$(0.33)	$1.04	$1.76	$3.61

(1)     Includes the potential dilutive effect of additional common shares that are issuable upon exercise of outstanding stock options, restricted stock, restricted stock units, performance stock units and the outstanding commitment to issue shares under the ESPP, determined by the treasury stock method.
(2)  For the quarter and year ended December 31, 2022, securities covering approximately 5 million and 1 million shares, respectively, were outstanding but not included in the computation of diluted earnings per share because they were anti-dilutive. For the quarter and year ended December 31, 2021, securities covering approximately 1 million shares, respectively, were outstanding but not included in the computation of diluted earnings per share because they were anti-dilutive.

Allowance for Credit Losses Metrics

Quarter Ended December 31, 2022 (dollars in thousands)	FFELP Loans	Private Education Loans	Credit Cards	Total
Allowance for Credit Losses
Beginning balance	$3,811	$1,190,427	$—	$1,194,238
Transfer from unfunded commitment liability(1)	—	40,719	—	40,719
Provisions:
Provision for current period	(130)	241,781	666	242,317
Loan sale reduction to provision	—	(2,906)	—	(2,906)
Total provisions(2)	(130)	238,875	666	239,411
Net charge-offs:
Charge-offs	(237)	(127,717)	(666)	(128,620)
Recoveries	—	11,327	—	11,327
Net charge-offs	(237)	(116,390)	(666)	(117,293)
Ending Balance	$3,444	$1,353,631	$—	$1,357,075
Allowance:
Ending balance: individually evaluated for impairment	$—	$—	$—	$—
Ending balance: collectively evaluated for impairment	$3,444	$1,353,631	$—	$1,357,075
Loans:
Ending balance: individually evaluated for impairment	$—	$—	$—	$—
Ending balance: collectively evaluated for impairment	$609,050	$20,303,688	$—	$20,912,738
Accrued interest to be capitalized:
Ending balance: individually evaluated for impairment	$—	$—	$—	$—
Ending balance: collectively evaluated for impairment	$—	$936,837	$—	$936,837
Net charge-offs as a percentage of average loans in repayment (annualized)(3)	0.20%	3.15%	—%
Allowance as a percentage of the ending total loan balance and accrued interest to be capitalized	0.57%	6.37%	—%
Allowance as a percentage of the ending loans in repayment and accrued interest to be capitalized on loans in repayment(3)	0.76%	8.76%	—%
Allowance coverage of net charge-offs (annualized)	3.63	2.91	—
Ending total loans, gross	$609,050	$20,303,688	$—
Average loans in repayment(3)	$472,495	$14,788,127	$—
Ending loans in repayment(3)	$453,915	$15,129,550	$—
Accrued interest to be capitalized on loans in repayment(4)	$—	$324,384	$—

(1)  See “Unfunded Loan Commitments” on page 16 for a summary of the activity in the allowance for and balance of unfunded loan commitments, respectively.
(2) Below is a reconciliation of the provisions for credit losses reported in the consolidated statements of income. When a new loan commitment is made, we record the CECL allowance as a liability for unfunded loan commitments by recording a provision for credit losses. When the loan is funded, we transfer that liability to the allowance for credit losses.

Consolidated Statements of Income Provisions for Credit Losses Reconciliation
Quarter Ended December 31, 2022 (dollars in thousands)
Private Education Loan provisions for credit losses:
Provisions for loan losses	$238,875
Provisions for unfunded loan commitments	57,849
Total Private Education Loan provisions for credit losses	296,724
Other impacts to the provisions for credit losses:
FFELP Loans	(130)
Credit Cards	666
Total	536
Provisions for credit losses reported in consolidated statements of income	$297,260
(3) Loans in repayment include loans on which borrowers are making interest only or fixed payments, as well as loans that have entered full principal and interest repayment status after any applicable grace period.
(4) Accrued interest to be capitalized on loans in repayment includes interest on loans that are in repayment but have not yet entered into full principal and interest repayment status after any applicable grace period (but, for purposes of the table, does not include interest on those loans while they are in forbearance).

Quarter Ended December 31, 2021 (dollars in thousands)	FFELP Loans	Private Education Loans	Credit Cards	Total
Allowance for Credit Losses
Beginning balance	$4,206	$1,209,460	$1,741	$1,215,407
Transfer from unfunded commitment liability(1)	—	39,606	—	39,606
Provisions:
Provision for current period	(57)	27,071	614	27,628
Loan sale reduction to provision	—	(56,125)	—	(56,125)
Total provisions(2)	(57)	(29,054)	614	(28,497)
Net charge-offs:
Charge-offs	(72)	(68,552)	(76)	(68,700)
Recoveries	—	7,517	2	7,519
Net charge-offs	(72)	(61,035)	(74)	(61,181)
Ending Balance	$4,077	$1,158,977	$2,281	$1,165,335
Allowance:
Ending balance: individually evaluated for impairment	$—	$47,712	$—	$47,712
Ending balance: collectively evaluated for impairment	$4,077	$1,111,265	$2,281	$1,117,623
Loans:
Ending balance: individually evaluated for impairment	$—	$1,057,665	$—	$1,057,665
Ending balance: collectively evaluated for impairment	$695,216	$19,659,198	$25,014	$20,379,428
Accrued interest to be capitalized:
Ending balance: individually evaluated for impairment	$—	$—	$—	$—
Ending balance: collectively evaluated for impairment	$—	$947,391	$—	$947,391
Net charge-offs as a percentage of average loans in repayment (annualized)(3)	0.05%	1.58%	1.38%
Allowance as a percentage of the ending total loan balance and accrued interest to be capitalized	0.59%	5.35%	9.12%
Allowance as a percentage of the ending loans in repayment and accrued interest to be capitalized on loans in repayment(3)	0.74%	7.32%	9.12%
Allowance coverage of net charge-offs (annualized)	14.16	4.75	7.71
Ending total loans, gross	$695,216	$20,716,863	$25,014
Average loans in repayment(3)	$537,621	$15,492,265	$21,469
Ending loans in repayment(3)	$553,980	$15,511,212	$25,014
Accrued interest to be capitalized on loans in repayment(4)	$—	$312,537	$—

(1)     See “Unfunded Loan Commitments” on page 16 for a summary of the activity in the allowance for and balance of unfunded loan commitments, respectively.
(2)     Below is a reconciliation of the provisions for credit losses reported in the consolidated statements of income. When a new loan commitment is made, we record the CECL allowance as a liability for unfunded loan commitments by recording a provision for credit losses. When the loan is funded, we transfer that liability to the allowance for credit losses.

Consolidated Statements of Income Provisions for Credit Losses Reconciliation
Quarter Ended December 31, 2021 (dollars in thousands)
Private Education Loan provisions for credit losses:
Provisions for loan losses	$(29,054)
Provisions for unfunded loan commitments	13,188
Total Private Education Loan provisions for credit losses	(15,866)
Other impacts to the provisions for credit losses:
FFELP Loans	(57)
Credit Cards	614
Total	557
Provisions for credit losses reported in consolidated statements of income	$(15,309)
(3)     Loans in repayment include loans on which borrowers are making interest only or fixed payments, as well as loans that have entered full principal and interest repayment status after any applicable grace period.
(4) Accrued interest to be capitalized on loans in repayment includes interest on loans that are in repayment but have not yet entered into full principal and interest repayment status after any applicable grace period (but, for purposes of the table, does not include interest on those loans while they are in forbearance).

Year Ended December 31, 2022 (dollars in thousands)	FFELP Loans	Private Education Loans	Credit Cards	Total
Allowance for Credit Losses
Beginning balance	$4,077	$1,158,977	$2,281	$1,165,335
Transfer from unfunded commitment liability(1)	—	344,310	—	344,310
Provisions:
Provision for current period	(20)	410,254	3,301	413,535
Loan sale reduction to provision	—	(174,231)	—	(174,231)
Loans transferred to held-for-sale	—	—	(2,372)	(2,372)
Total provisions(2)	(20)	236,023	929	236,932
Net charge-offs:
Charge-offs	(613)	(427,416)	(3,215)	(431,244)
Recoveries	—	41,737	5	41,742
Net charge-offs	(613)	(385,679)	(3,210)	(389,502)
Ending Balance	$3,444	$1,353,631	$—	$1,357,075
Allowance:
Ending balance: individually evaluated for impairment	$—	$—	$—	$—
Ending balance: collectively evaluated for impairment	$3,444	$1,353,631	$—	$1,357,075
Loans:
Ending balance: individually evaluated for impairment	$—	$—	$—	$—
Ending balance: collectively evaluated for impairment	$609,050	$20,303,688	$—	$20,912,738
Accrued interest to be capitalized:
Ending balance: individually evaluated for impairment	$—	$—	$—	$—
Ending balance: collectively evaluated for impairment	$—	$936,837	$—	$936,837
Net charge-offs as a percentage of average loans in repayment(3)	0.12%	2.55%	—%
Allowance as a percentage of the ending total loan balance and accrued interest to be capitalized	0.57%	6.37%	—%
Allowance as a percentage of the ending loans in repayment and accrued interest to be capitalized on loans in repayment(3)	0.76%	8.76%	—%
Allowance coverage of net charge-offs	5.62	3.51	—
Ending total loans, gross	$609,050	$20,303,688	$—
Average loans in repayment(3)	$517,139	$15,103,123	$—
Ending loans in repayment(3)	$453,915	$15,129,550	$—
Accrued interest to be capitalized on loans in repayment(4)	$—	$324,384	$—
(1) See “Unfunded Loan Commitments” on page 16 for a summary of the activity in the allowance for and balance of unfunded loan commitments, respectively.
(2) Below is a reconciliation of the provisions for credit losses reported in the consolidated statements of income. When a new loan commitment is made, we record the CECL allowance as a liability for unfunded loan commitments by recording a provision for credit losses. When the loan is funded, we transfer that liability to the allowance for credit losses.

Consolidated Statements of Income Provisions for Credit Losses Reconciliation
Year Ended December 31, 2022 (dollars in thousands)
Private Education Loan provisions for credit losses:
Provisions for loan losses	$236,023
Provisions for unfunded loan commitments	396,521
Total Private Education Loan provisions for credit losses	632,544
Other impacts to the provisions for credit losses:
FFELP Loans	(20)
Credit Cards	929
Total	909
Provisions for credit losses reported in consolidated statements of income	$633,453
(3) Loans in repayment include loans on which borrowers are making interest only or fixed payments, as well as loans that have entered full principal and interest repayment status after any applicable grace period.
(4) Accrued interest to be capitalized on loans in repayment includes interest on loans that are in repayment but have not yet entered into full principal and interest repayment status after any applicable grace period (but, for purposes of the table, does not include interest on those loans while they are in forbearance).

Year Ended December 31, 2021 (dollars in thousands)	FFELP Loans	Private Education Loans	Credit Cards	Total
Allowance for Credit Losses
Beginning balance	$4,378	$1,355,844	$1,501	$1,361,723
Transfer from unfunded commitment liability(1)	—	301,655	—	301,655
Provisions:
Provision for current period	20	(233,852)	1,124	(232,708)
Loan sale reduction to provision	—	(66,460)	—	(66,460)
Loans transferred to held-for-sale	—	1,887	—	1,887
Total provisions(2)	20	(298,425)	1,124	(297,281)
Net charge-offs:
Charge-offs	(321)	(229,591)	(356)	(230,268)
Recoveries	—	29,494	12	29,506
Net charge-offs	(321)	(200,097)	(344)	(200,762)
Ending Balance	$4,077	$1,158,977	$2,281	$1,165,335
Allowance:
Ending balance: individually evaluated for impairment	$—	$47,712	$—	$47,712
Ending balance: collectively evaluated for impairment	$4,077	$1,111,265	$2,281	$1,117,623
Loans:
Ending balance: individually evaluated for impairment	$—	$1,057,665	$—	$1,057,665
Ending balance: collectively evaluated for impairment	$695,216	$19,659,198	$25,014	$20,379,428
Accrued interest to be capitalized:
Ending balance: individually evaluated for impairment	$—	$—	$—	$—
Ending balance: collectively evaluated for impairment	$—	$947,391	$—	$947,391
Net charge-offs as a percentage of average loans in repayment(3)	0.06%	1.33%	2.24%
Allowance as a percentage of the ending total loan balance and accrued interest to be capitalized	0.59%	5.35%	9.12%
Allowance as a percentage of the ending loans in repayment and accrued interest to be capitalized on loans in repayment(3)	0.74%	7.32%	9.12%
Allowance coverage of net charge-offs	12.70	5.79	6.63
Ending total loans, gross	$695,216	$20,716,863	$25,014
Average loans in repayment(3)	$545,689	$15,019,869	$15,343
Ending loans in repayment(3)	$553,980	$15,511,212	$25,014
Accrued interest to be capitalized on loans in repayment(4)	$—	$312,537	$—
(1) See “Unfunded Loan Commitments” on page 16 for a summary of the activity in the allowance for and balance of unfunded loan commitments, respectively.
(2) Below is a reconciliation of the provisions for credit losses reported in the consolidated statements of income. When a new loan commitment is made, we record the CECL allowance as a liability for unfunded loan commitments by recording a provision for credit losses. When the loan is funded, we transfer that liability to the allowance for credit losses.

Consolidated Statements of Income Provisions for Credit Losses Reconciliation
Year Ended December 31, 2021 (dollars in thousands)
Private Education Loan provisions for credit losses:
Provisions for loan losses	$(298,425)
Provisions for unfunded loan commitments	264,324
Total Private Education Loan provisions for credit losses	(34,101)
Other impacts to the provisions for credit losses:
FFELP Loans	20
Credit Cards	1,124
Total	1,144
Provisions for credit losses reported in consolidated statements of income	$(32,957)

(3) Loans in repayment include loans on which borrowers are making interest only or fixed payments, as well as loans that have entered full principal and interest repayment status after any applicable grace period.
(4) Accrued interest to be capitalized on loans in repayment includes interest on loans that are in repayment but have not yet entered into full principal and interest repayment status after any applicable grace period (but, for purposes of the table, does not include interest on those loans while they are in forbearance).

Charge-offs increased in both the quarter and year-end periods ending December 31, 2022 compared with the respective year-ago periods because of a combination of factors, including the previously announced credit administration practices changes the company implemented in 2021 that imposed additional requirements for those borrowers requesting forbearance, as well as a shortage and lack of tenured collections staff, and other operational challenges during much of 2022. In the fourth quarter of 2022, we charged off $13 million of delinquent loans that had received certain grants of forbearance under previous credit administration practices (which have been discontinued) and which were classified as a loss and charged off prior to their reaching 120 days delinquent. Also contributing to the increase in the full-year 2022 charge-offs compared with the prior year were $59 million in losses on loans whose borrowers took a “gap year” during the pandemic. “Gap year” loan losses refer to losses on loans from borrowers who took a “gap year” during the COVID pandemic and entered full principal and interest repayment status starting in late 2021 and early 2022. Losses on these “gap year” loans were higher than expected and contributed to the higher charge-offs in 2022.

Unfunded Loan Commitments

	2022		2021
Quarters Ended December 31, (dollars in thousands)	Allowance	Unfunded Commitments	Allowance	Unfunded Commitments

Beginning Balance	$107,794	$2,216,926	$99,131	$1,963,592
Provisions/New commitments - net(1)	25,654	596,676	14,518	549,052
Other provision items	32,195	—	(1,329)	—
Transfer - funded loans(2)	(40,719)	(817,794)	(39,607)	(735,668)
Ending Balance	$124,924	$1,995,808	$72,713	$1,776,976

	2022		2021
Years Ended December 31, (dollars in thousands)	Allowance	Unfunded Commitments	Allowance	Unfunded Commitments

Beginning Balance	$72,713	$1,776,976	$110,044	$1,673,018
Provisions/New commitments - net(1)	365,359	6,180,805	232,822	5,512,841
Other provision items	31,162	—	31,502	—
Transfer - funded loans(2)	(344,310)	(5,961,973)	(301,655)	(5,408,883)
Ending Balance	$124,924	$1,995,808	$72,713	$1,776,976

(1) Net of expirations of commitments unused.
(2) When a loan commitment is funded, its related liability for credit losses (which originally was recorded as a provision for unfunded loan commitments) is transferred to the allowance for credit losses.

Private Education Loans Held for Investment - Key Credit Quality Indicators

Private Education Loans Held for Investment As of December 31, (dollars in thousands)	Credit Quality Indicators
	2022		2021
	Balance(1)	% of Balance	Balance(1)	% of Balance

Cosigners:
With cosigner	$17,689,003	87%	$18,191,664	88%
Without cosigner	2,614,685	13	2,525,199	12
Total	$20,303,688	100%	$20,716,863	100%

FICO at Original Approval(2):
Less than 670	$1,553,602	8%	$1,525,117	7%
670-699	3,038,659	15	3,144,099	15
700-749	6,591,619	32	6,800,534	33
Greater than or equal to 750	9,119,808	45	9,247,113	45
Total	$20,303,688	100%	$20,716,863	100%

FICO-Refreshed(2)(3):
Less than 670	$2,363,090	12%	$2,087,817	10%
670-699	2,437,243	12	2,383,369	12
700-749	5,915,687	29	6,172,753	30
Greater than or equal to 750	9,587,668	47	10,072,924	48
Total	$20,303,688	100%	$20,716,863	100%

Seasoning(4):
1-12 payments	$4,460,121	22%	$4,602,746	22%
13-24 payments	3,550,854	18	3,544,689	17
25-36 payments	2,239,312	11	2,524,369	12
37-48 payments	1,684,452	8	1,743,203	8
More than 48 payments	3,473,896	17	3,397,442	16
Not yet in repayment	4,895,053	24	4,904,414	25
Total	$20,303,688	100%	$20,716,863	100%

(1)Balance represents gross Private Education Loans held for investment.
(2)Represents the higher credit score of the cosigner or the borrower.
(3)Represents the FICO score updated as of the respective fourth-quarter.
(4)Number of months in active repayment (whether interest only payment, fixed payment, or full principal and interest payment status) for which a scheduled payment was due.

Delinquencies - Private Education Loans Held for Investment

The following table provides information regarding the loan status of our Private Education Loans held for investment. Loans in repayment include loans making interest only or fixed payments, as well as loans that have entered full principal and interest repayment status after any applicable grace period (but for purposes of the following table, do not include those loans while they are in forbearance).

Private Education Loans Held for Investment As of December 31, (dollars in thousands)	2022		2021
	Balance	%	Balance	%
Loans in-school/grace/deferment(1)	$4,895,053		$4,904,414
Loans in forbearance(2)	279,085		301,237
Loans in repayment and percentage of each status:
Loans current	14,559,347	96.2%	15,005,773	96.7%
Loans delinquent 30-59 days(3)	287,308	1.9	308,559	2.0
Loans delinquent 60-89 days(3)	147,505	1.0	116,947	0.8
Loans 90 days or greater past due(3)	135,390	0.9	79,933	0.5
Total Private Education Loans in repayment	15,129,550	100.0%	15,511,212	100.0%
Total Private Education Loans, gross	20,303,688		20,716,863
Private Education Loans deferred origination costs and unamortized premium/(discount)	69,656		67,488
Total Private Education Loans	20,373,344		20,784,351
Private Education Loans allowance for losses	(1,353,631)		(1,158,977)
Private Education Loans, net	$19,019,713		$19,625,374
Percentage of Private Education Loans in repayment		74.5%		74.9%
Delinquencies as a percentage of Private Education Loans in repayment		3.8%		3.3%
Loans in forbearance as a percentage of Private Education Loans in repayment and forbearance		1.8%		1.9%
(1)Deferment includes customers who have returned to school or are engaged in other permitted educational activities and are not yet required to make payments on the loans (e.g., residency periods for medical students or a grace period for bar exam preparation).
(2)Loans for customers who have requested extension of grace period generally during employment transition or who have temporarily ceased making full payments due to hardship or other factors, consistent with established loan program servicing policies and procedures.
(3)The period of delinquency is based on the number of days scheduled payments are contractually past due.

Summary of Our Loans Held for Investment Portfolio
Ending Loans Held for Investment Balances, net

As of December 31, 2022 (dollars in thousands)	Private Education Loans	FFELP Loans	Total Loans Held for Investment
Total loan portfolio:
In-school(1)	$3,659,323	$57	$3,659,380
Grace, repayment and other(2)	16,644,365	608,993	17,253,358
Total, gross	20,303,688	609,050	20,912,738
Deferred origination costs and unamortized premium/(discount)	69,656	1,549	71,205
Allowance for credit losses	(1,353,631)	(3,444)	(1,357,075)
Total loans held for investment portfolio, net	$19,019,713	$607,155	$19,626,868

% of total	97%	3%	100%

As of December 31, 2021 (dollars in thousands)	Private Education Loans	FFELP Loans	Credit Cards	Total Loans Held for Investment
Total loan portfolio:
In-school(1)	$3,544,030	$82	$—	$3,544,112
Grace, repayment and other(2)	17,172,833	695,134	25,014	17,892,981
Total, gross	20,716,863	695,216	25,014	21,437,093
Deferred origination costs and unamortized premium/(discount)	67,488	1,815	222	69,525
Allowance for credit losses	(1,158,977)	(4,077)	(2,281)	(1,165,335)
Total loans held for investment portfolio, net	$19,625,374	$692,954	$22,955	$20,341,283

% of total	97%	3%	—%	100%
(1)      Loans for customers still attending school and who are not yet required to make payments on the loans.

(2)     Includes loans in deferment or forbearance. Loans in repayment include loans on which borrowers are making interest only or fixed payments, as well as loans that have entered full principal and interest repayment status after any applicable grace period.

Average Loans Held for Investment Balances (net of unamortized premium/discount)

	Quarters Ended December 31,				Years Ended December 31,
(Dollars in thousands)	2022		2021		2022		2021
Private Education Loans	$20,254,373	97%	$21,285,836	97%	$20,576,737	97%	$20,968,061	97%
FFELP Loans	628,187	3	701,953	3	662,194	3	718,186	3
Credit Cards	29,521	—	21,396	—	28,547	—	14,982	—
Total portfolio	$20,912,081	100%	$22,009,185	100%	$21,267,478	100%	$21,701,229	100%

Loans Held for Investment, Net Activity

Quarter Ended December 31, 2022 (dollars in thousands)	Private Education Loans	FFELP Loans	Credit Cards	Total Loans Held for Investment, net
Beginning balance	$18,980,852	$641,450	$—	$19,622,302
Acquisitions and originations:
Fixed-rate	660,899	—	—	660,899
Variable-rate	166,107	—	—	166,107
Total acquisitions and originations	827,006	—	—	827,006
Capitalized interest and deferred origination cost premium amortization	247,425	5,933	—	253,358
Sales	(50,544)	—	—	(50,544)
Loan consolidations to third parties	(258,314)	(27,649)	—	(285,963)
Allowance	(163,204)	367	—	(162,837)
Transfer to loans held-for-sale	—	—	—	—
Repayments and other	(563,508)	(12,946)	—	(576,454)
Ending balance	$19,019,713	$607,155	$—	$19,626,868

Quarter Ended December 31, 2021 (dollars in thousands)	Private Education Loans	FFELP Loans	Credit Cards	Total Loans Held for Investment, net
Beginning balance	$20,561,961	$703,355	$16,211	$21,281,527
Acquisitions and originations:
Fixed-rate	456,861	—	—	456,861
Variable-rate	286,933	—	23,839	310,772
Total acquisitions and originations	743,794	—	23,839	767,633
Capitalized interest and deferred origination cost premium amortization	300,267	6,230	(72)	306,425
Sales	(987,798)	—	—	(987,798)
Loan consolidations to third parties	(448,550)	(6,711)	—	(455,261)
Allowance	50,484	129	(541)	50,072
Repayments and other	(594,784)	(10,049)	(16,482)	(621,315)
Ending balance	$19,625,374	$692,954	$22,955	$20,341,283

Year Ended December 31, 2022 (dollars in thousands)	Private Education Loans	FFELP Loans	Credit Cards	Total Loans Held for Investment, net
Beginning balance	$19,625,374	$692,954	$22,955	$20,341,283
Acquisitions and originations:
Fixed-rate	4,189,269	—	—	4,189,269
Variable-rate	1,809,301	—	82,819	1,892,120
Total acquisitions and originations	5,998,570	—	82,819	6,081,389
Capitalized interest and deferred origination cost premium amortization	550,474	24,642	(195)	574,921
Sales	(3,136,302)	—	—	(3,136,302)
Loan consolidations to third parties	(1,384,950)	(61,529)	—	(1,446,479)
Allowance	(194,654)	633	2,281	(191,740)
Transfer to loans held-for-sale	—	—	(28,905)	(28,905)
Repayments and other	(2,438,799)	(49,545)	(78,955)	(2,567,299)
Ending balance	$19,019,713	$607,155	$—	$19,626,868

Year Ended December 31, 2021 (dollars in thousands)	Private Education Loans	FFELP Loans	Credit Cards	Total Loans Held for Investment, net
Beginning balance	$18,436,968	$735,208	$10,967	$19,183,143
Acquisitions and originations:
Fixed-rate	3,027,440	—	—	3,027,440
Variable-rate	2,421,082	—	63,323	2,484,405
Total acquisitions and originations	5,448,522	—	63,323	5,511,845
Capitalized interest and deferred origination cost premium amortization	597,416	27,252	(323)	624,345
Sales	(1,138,726)	—	—	(1,138,726)
Loan consolidations to third parties	(1,583,691)	(27,031)	—	(1,610,722)
Allowance	196,868	300	(780)	196,388
Transfer from loans held-for-sale	25,040	—	—	25,040
Repayments and other	(2,357,023)	(42,775)	(50,232)	(2,450,030)
Ending balance	$19,625,374	$692,954	$22,955	$20,341,283

Private Education Loan Originations
The following table summarizes our Private Education Loan originations. Originations represent loans that were funded or acquired during the period presented.

Quarters Ended December 31, (dollars in thousands)	2022	%	2021	%
Smart Option - interest only(1)	$150,762	19%	$139,338	19%
Smart Option - fixed pay(1)	270,918	33	236,906	32
Smart Option - deferred(1)	305,442	37	259,031	35
Graduate Loan(2)	92,070	11	92,213	13
Parent Loan(3)	76	—	9,367	1
Total Private Education Loan originations	$819,268	100%	$736,855	100%

Percentage of loans with a cosigner	82.3%		82.5%
Average FICO at approval(4)	747		749

Year Ended December 31, (dollars in thousands)	2022	%	2021	%
Smart Option - interest only(1)	$1,146,365	19%	$1,128,176	21%
Smart Option - fixed pay(1)	1,950,048	33	1,685,519	31
Smart Option - deferred(1)	2,330,719	39	1,996,461	36
Graduate Loan(2)	516,877	8	525,050	10
Parent Loan(3)	30,515	1	87,325	2
Total Private Education Loan originations	$5,974,524	100%	$5,422,531	100%

Percentage of loans with a cosigner	86.0%		86.2%
Average FICO at approval(4)	747		750

(1) Interest only, fixed pay and deferred describe the payment option while in school or in grace period. See Item 1. “Business - Our Business - Private Education Loans” in the 2021 Form 10-K for a further discussion.
(2) For the quarter ended December 31, 2022, the Graduate Loan originations include $0.1 million of Parent Loans and $4.6 million of Smart Option Loans where the student was in a graduate status. For the quarter ended December 31, 2021, the Graduate Loan originations include $1.0 million of Parent Loans and $4.2 million of Smart Option Loans where the student was in a graduate status. For the year ended December 31, 2022, the Graduate Loan originations include $1.8 million of Parent Loans and $29.1 million of Smart Option Loans where the student was in a graduate status. For the year ended December 31, 2021, the Graduate Loan originations include $5.8 million of Parent Loans and $24.4 million of Smart Option Loans where the student was in a graduate status.
(3) In December 2021, we discontinued offering our Parent Loan product. Applications for those loans received before the offering termination date were processed, with final disbursements under those loans occurring in mid-December 2022.
(4) Represents the higher credit score of the cosigner or the borrower.

Deposits
Interest-bearing deposits are summarized as follows:

	2022		2021
As of December 31, (dollars in thousands)	Amount	Year-End Weighted Average Stated Rate(1)	Amount	Year-End Weighted Average Stated Rate(1)

Money market	$10,977,242	3.75%	$10,473,569	0.69%
Savings	982,586	3.15	959,122	0.43
Certificates of deposit	9,486,819	2.57	9,394,001	1.20
Deposits - interest bearing	$21,446,647		$20,826,692
        (1) Includes the effect of interest rate swaps in effective hedge relationships.

Regulatory Capital

Under regulations issued by the FDIC and other federal banking agencies, banking organizations that adopted CECL during the 2020 calendar year, including Sallie Mae Bank (the “Bank”), could elect to delay for two years, and then phase in over the following three years, the effects on regulatory capital of CECL relative to the incurred loss methodology. The Bank elected to use this option. Therefore, the regulatory capital impact of the Bank’s transition adjustments recorded on January 1, 2020 from the adoption of CECL, and 25 percent of the ongoing impact of CECL on the Bank’s allowance for credit losses, retained earnings, and average total consolidated assets, each as reported for regulatory capital purposes (collectively, the “adjusted transition amounts”), were deferred for the two-year period ending January 1, 2022. On January 1, 2022, 25 percent of the adjusted transition amounts was phased in for regulatory capital purposes. On January 1 of each year from 2023 to 2025, the adjusted transition amounts will continue to be phased in for regulatory capital purposes at a rate of 25 percent per year, with the phased-in amounts included in regulatory capital at the beginning of each year. The Bank’s January 1, 2020 CECL transition amounts increased the company’s allowance for credit losses by $1.1 billion, increased the liability representing its off-balance sheet exposure for unfunded commitments by $116 million, and increased its deferred tax asset by $306 million, resulting in a cumulative effect adjustment that reduced retained earnings by $953 million. This transition adjustment was inclusive of qualitative adjustments incorporated into the company’s CECL allowance as necessary, to address any limitations in the models used.
At December 31, 2022, the adjusted transition amounts that were deferred and are being phased in for regulatory capital purposes are as follows:

	Transition Amounts	Adjustments for the Year Ended	Adjustments for the Year Ended	Phase-In Amounts for the Year Ended	Remaining Adjusted Transition Amounts to be Phased-In
(Dollars in thousands)	January 1, 2020	December 31, 2020	December 31, 2021	December 31, 2022	December 31, 2022

Retained earnings	$952,639	$(57,859)	$(58,429)	$(209,088)	$627,263
Allowance for credit losses	1,143,053	(55,811)	(49,097)	(259,536)	778,609
Liability for unfunded commitments	115,758	(2,048)	(9,333)	(26,094)	78,283
Deferred tax asset	306,171	—	—	(76,542)	229,629

The Bank’s required and actual regulatory capital amounts and ratios under U.S. Basel III are shown in the following table. The following capital amounts and ratios are based upon the Bank’s average assets and risk-weighted assets, as indicated.

(Dollars in thousands)	Actual		U.S. Basel III Minimum Requirements Plus Buffer(1)(2)
	Amount	Ratio	Amount		Ratio
As of December 31, 2022(3):
Common Equity Tier 1 Capital (to Risk-Weighted Assets)	$3,040,662	12.9%	$1,645,807	>	7.0%
Tier 1 Capital (to Risk-Weighted Assets)	$3,040,662	12.9%	$1,998,480	>	8.5%
Total Capital (to Risk-Weighted Assets)	$3,338,645	14.2%	$2,468,711	>	10.5%
Tier 1 Capital (to Average Assets)	$3,040,662	10.3%	$1,185,280	>	4.0%

As of December 31, 2021:
Common Equity Tier 1 Capital (to Risk-Weighted Assets)	$3,314,657	14.1%	$1,643,132	>	7.0%
Tier 1 Capital (to Risk-Weighted Assets)	$3,314,657	14.1%	$1,995,232	>	8.5%
Total Capital (to Risk-Weighted Assets)	$3,410,183	14.5%	$2,464,699	>	10.5%
Tier 1 Capital (to Average Assets)	$3,314,657	11.1%	$1,198,808	>	4.0%

(1)     Reflects the U.S. Basel III minimum required ratio plus the applicable capital conservation buffer.
(2)    The Bank’s regulatory capital ratios also exceeded all applicable standards for the Bank to qualify as “well capitalized” under the prompt corrective action framework.
(3)    For December 31, 2022, the actual amounts and the actual ratios include the adjusted transition amounts discussed above that were phased in at the beginning of 2022.